UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities and Exchange Act 1934


Date of Report (Date of earliest event reported):    June 9, 2005

                            INTEGRAMED AMERICA, INC.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State of other jurisdiction of incorporation)

           0-20260                                     6-1150326
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 (Commission File Numbers)                 (IRS Employer Identification No.)

 Two Manhattanville Road, Purchase, NY                   10577
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone no. including area code: (914) 253-8000
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    __ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    __ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

    __ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01    Entry into a Material Definitive Agreement

                  On June 9, 2005, Registrant and its Chief Executive Officer, Gerardo Canet, entered into an amendment to Mr. Canet's employment agreement making provision for Mr. Canet to become a consultant to the Company upon Mr. Canet's resignation as Chief Executive Officer. Under the terms of the amendment, beginning January 1, 2006, Mr. Canet is eligible to resign as Chief Executive Officer and in the event of such resignation must give the Company no less than 30 days prior notice. Effective as of the resignation, Mr. Canet would provide consulting services for a three-year period with annual compensation of $125,000.00 for such services. Additionally, Mr. Canet would continue to serve, at the pleasure of the Board of Directors, as Chairman of the Board, subject to his election to the Board by the shareholders. The amendment also provides for circumstances that could result in early termination of the consulting arrangement.


ITEM 9.01    Financial Statements, Pro Forma Financial Information and Exhibits

             (c) Exhibits

                 Exhibit No.      Description of Exhibit
                 -----------      ----------------------

                 10.9(a) Letter amendment effective June 9, 2005 to Gerardo Canet Employment Agreement


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            INTEGRAMED AMERICA, INC.
                                                     (Registrant)




Date:    June 13, 2005      By:/s/Claude E. White
                               -------------------------------------------
                               Claude E. White, Vice President & General Counsel